EXHIBIT 4.2

ARGENT SECURITIES INC.

$1,659,277,000 (Approximate)
Asset-Backed Pass-Through Certificates
Argent Securities Inc.
Series 2006-M2

August 17, 2006

UNDERWRITING AGREEMENT

J.P. Morgan Securities Inc. as Representative of the several Underwriters 270 Park Avenue New York, NY 10017

Ladies and Gentlemen:

Argent Securities Inc. (the “Depositor”), a Delaware corporation, has authorized the issuance and sale of Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-M2 (the “Certificates”). The Certificates are designated as (i) the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates and the Class A-2D Certificates (collectively, the “Class A Certificates”) and (ii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates (collectively, the “Offered Mezzanine Certificates”; together with the Class A Certificates, the “Underwritten Certificates”). Also to be issued are the Class M-11 Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates (collectively, the “Non-Offered Certificates”). The Underwritten Certificates and the Non-Offered Certificates are referred to together as the “Certificates.”

Only the Underwritten Certificates are being purchased by the underwriters named in Schedule A hereto (the “Underwriters”), and the Underwriters severally are purchasing only the Underwritten Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. J.P. Morgan Securities Inc. is acting as representative of the several Underwriters and, in such capacity, is hereinafter referred to as the “Representative.” If only one underwriter is named in Schedule A, the terms “Underwriter,” “Underwriters” and “Representative” shall refer to that named underwriter.

The Certificates will be issued under a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor as depositor, Ameriquest Mortgage Company as master servicer (in such capacity, the “Master Servicer”) and Deutsche Bank National Trust Company as trustee (in such capacity, the “Trustee”). Capitalized but undefined terms shall have the meanings set forth in the Pooling and Servicing Agreement.

The Certificates will evidence fractional undivided interests in the Trust (the “Trust”) formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust will include, among other things, a segregated pool (the “Mortgage Pool”) of certain adjustable-rate and fixed-rate, conventional, one- to four-family residential mortgage loans (collectively, the “Mortgage Loans”), the Master Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account and the Swap Account (including any payments made under the Swap Administration Agreement deposited in the Trust) and such amounts as may be held by the Trustee in any other accounts held by the Trustee for the Trust. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement.

The Underwritten Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters.

Pursuant to the Mortgage Loan Purchase Agreement, dated the date of this Agreement (the “Mortgage Loan Purchase Agreement”), between Ameriquest Mortgage Company (in such capacity, the “Seller”) and the Depositor, the Seller will sell to the Depositor all of its right, title and interest in and to the Mortgage Loans, including the scheduled principal balances of the Mortgage Loans as of the Cut-off Date and interest due after the Cut-off Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell to the Trust all of its right, title and interest in and to the Mortgage Loans, including the scheduled principal balances of the Mortgage Loans as of the Cut-off Date and interest due after the Cut-off Date.

SECTION 1.  Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that as of the date of the Preliminary Prospectus, as of the date of the Prospectus, and as of the Closing Date:

(a)  A Registration Statement on Form S-3 (No. 333-131895) relating to the Underwritten Certificates has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; “Base Prospectus” means such final prospectus dated March 31, 2006 and “Prospectus Supplement” means the final prospectus supplement relating to the Underwritten Certificates, to be filed with the Commission pursuant to paragraph (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The Depositor has prepared a Free Writing Prospectus, dated August 15, 2006, that contains substantially all information that will appear in the Prospectus Supplement and including the Static Pool Information referred to in the Free Writing Prospectus, to the extent that such information is known at that time (such Free Writing Prospectus together with the Base Prospectus, the “Preliminary Prospectus”). Reference made herein to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Preliminary Prospectus or the Prospectus, as applicable, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to Section 5 hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(b)  The Registration Statement, the Preliminary Prospectus, the Prospectus and the Static Pool Information conform, and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus and the Prospectus will conform, when they become effective, are filed with the Commission or as of the date of the Contract of Sale, as the case may be, in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof, and any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as amended or supplemented, as of its date and as of the date of the Contract of Sale, and the Prospectus, as amended or supplemented, as of its date and as of the Closing Date, and the Static Pool Information, as of the date of the Contract of Sale and as of the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use therein as set forth in Exhibit A hereto (the “Underwriters’ Information”), and (ii) any Excluded Information (as defined in Section 8(a)(i) below).

(c)  The documents incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, when they became effective, were filed with the Commission or as of the date of the Contract of Sale, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective, are filed with the Commission or as of the date of the Contract of Sale, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)  The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Agreements”) and to cause the Certificates to be issued.

(e)  Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or, to the best of the Depositor’s knowledge, threatened, by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of the Agreements or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Agreements or the Certificates.

(f)  This Agreement has been, and the other Agreements when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the other Agreements when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under any of the Agreements, limitations of public policy under applicable securities laws.

(g)  The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

(h)  The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and, assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee, in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.

(i)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Underwritten Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained.

(j)  At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have equitable title to the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans and (iii) have the power and authority to sell the Mortgage Loans to the Trustee and to sell the Underwritten Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor’s right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Underwritten Certificates, the Underwriters will have good title to the Underwritten Certificates free of any Liens.

(k)  As of the Cut-off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Preliminary Prospectus and the Prospectus and will conform to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(l)  Neither the Depositor nor the Trust is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder.

(m)  At the Closing Date, the Underwritten Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(n)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

(o)  Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

(p)  As of the Effective Date and as of the date of the Contract of Sale, the Depositor is not and will not be as of the Closing Date an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(q)  Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Underwritten Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

(r)  As of the date of the Contract of Sale, each Issuer Free Writing Prospectus and the Preliminary Prospectus, considered together, did not include any untrue statement of a material fact or omission of any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.  Purchase and Sale. The several commitments of the Underwriters to purchase the Underwritten Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Certificates and agrees to sell to each Underwriter, and each Underwriter agrees (except as provided in Section 10 hereof) severally and not jointly to purchase from the Depositor, the aggregate principal amounts or percentage interests of the Underwritten Certificates of each Class, as set forth opposite such Underwriter’s name on Schedule A, at the purchase price or prices set forth on Schedule A.

SECTION 3.  Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 A.M. New York City time on August 29, 2006, or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the “Closing Date”). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Underwritten Certificates shall be made to the Representative for the accounts of the several Underwriters against payment of the purchase price thereof. The Underwritten Certificates so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of the beneficial owners of the Underwritten Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Underwritten Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

SECTION 4.  Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus.

SECTION 5.  Agreements.

(a)  The Depositor agrees as follows:

(i)
To prepare the Preliminary Prospectus and the Prospectus in a form approved by the Underwriters; to file such Preliminary Prospectus pursuant to Rule 433(d) under the Securities Act not later than the same day on which the Preliminary Prospectus was made available to the Underwriters; to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second Business Day following the day on which the Prospectus was made available to the Underwriters; to make no further amendment or supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Underwritten Certificates or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Underwritten Certificates; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus; (ii) the suspension of the qualification of the Underwritten Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose or (iv) any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

(ii)
To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)
To deliver promptly to the Underwriters without charge such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Preliminary Prospectus, the Prospectus and any amended or supplemented Preliminary Prospectus or Prospectus and (iii) any document incorporated by reference in the Preliminary Prospectus or the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Underwritten Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter’s request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Underwritten Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(iv)
To file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(v)
To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Underwritten Certificates: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus or (ii) the Preliminary Prospectus and the Prospectus pursuant to the Rules and Regulations.

(vi)
To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Underwritten Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may reasonably designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Underwritten Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Certificates have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

(vii)
So long as the Underwritten Certificates shall be outstanding, the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual assessment of compliance delivered to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement; (ii) the annual attestation of a firm of registered public accountants furnished to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee and (iv) the monthly reports furnished to the Certificateholders pursuant to Section 4.02 of the Pooling and Servicing Agreement.

(viii)
Unless the Underwriters shall otherwise have given their written consent, no collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Seller shall be publicly offered or sold, nor shall the Seller enter into any contractual arrangements that contemplate the public offering or sale of such securities, until the earlier to occur of the termination of the syndicate or the Closing Date.

(ix)
In connection with any transaction contemplated by this Agreement, the Depositor and each of its affiliates maintain customary, arm’s-length business relationships with each Underwriter and each of its affiliates, and no fiduciary duty on the part of any Underwriter or any of its affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of each Underwriter and each of its affiliates is hereby acknowledged and accepted by the Depositor and each of its affiliates.

(x)
The Depositor will file or cause to be filed with the Commission such Free Writing Prospectus that is either an Issuer Free Writing Prospectus (as defined in Section 5(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the Securities Act.

(xi)
The Depositor shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof (so long as such information does not contain any Issuer Information).

(xii)
The Depositor will (i) prepare and file the report required by Item 6.05 of Form 8-K within four business days after the Closing Date if any material pool characteristic in the final pool at the Closing Date varies by 5% or more from the description in the Prospectus Supplement, (ii) comply with required Form 8-K reporting requirements with respect to any prefunding account and (iii) if static pool information required with respect to the Underwritten Certificates is delivered via website, comply with the Rules and Regulations. The Depositor will be responsible for calculating the significance percentage of any derivative contract with respect to the Underwritten Certificates.

   (b)   Each Underwriter severally represents, warrants, covenants and agrees with the Depositor as to itself that:

(i)
The Underwriters hereby authorize the Representative to execute on behalf of all the Underwriters, each of (a) a letter to the Depositor concerning registration and denomination instructions for the Underwritten Certificates purchased by the Underwriters, (b) the Cross Receipt relating to the Depositor’s receipt of the proceeds from the sale of the Underwritten Certificates and (c) the original issue discount pricing letter.

(ii)
Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the related Contract of Sale.

(iii)
Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is a Free Writing Prospectus.

(iv)
An Underwriter may convey a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet to which the Depositor or its counsel reasonably objects.

(v)
An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to their broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, such Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

(vi)
If an Underwriter does not furnish a Free Writing Prospectus that is required to be filed under the Securities Act to the Depositor’s counsel prior to the scheduled print date of the Prospectus Supplement, such Underwriter will be deemed to have represented that it did not convey any such Free Writing Prospectus to any potential investor.

(vii)	Each Free Writing Prospectus shall contain legends substantially similar to the following or such other legends required by applicable law as determined by the Underwriters:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[zz-zzz-zzzz].

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor [the] [any] underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

(viii)
Any Computational Materials shall include legends, in addition to those specified in paragraph (vi) above, substantially similar to the following or such other legends required by applicable law as determined by the Underwriters:

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the depositor nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

(ix)
On or before the Closing Date, the Representative shall execute and deliver to Thacher Proffitt & Wood LLP a copy of an original issue discount pricing letter, provided to the Representative by Thacher Proffitt & Wood LLP.

(x)
Each Underwriter severally agrees to retain all Free Writing Prospectuses that it has used and that are not required to be filed pursuant to this Section 5 for a period of three years following the initial bona fide offering of the Offered Certificates.

(c)  The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Computational Materials: Any Free Writing Prospectus prepared by the Underwriter that contains only (i) information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or (ii) information that is not Issuer Information.

Contract of Sale: The meaning set forth in Rule 159 under the Securities Act.

Derived Information: Such information, if any, in any Free Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference or (ii) any Pool Information.

Free Writing Prospectus: A “written communication” within the meaning of Rule 405 under the Securities Act that describes the Certificates and/or the Mortgage Loans.

Issuer Information: Such information as defined in Rule 433(h) under the Securities Act and which shall not include (i) information that is merely based on or derived from such information or (ii) any Excluded Information.

Issuer Free Writing Prospectus: The meaning set forth in Rule 405 of the Securities Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus; (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of an Underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus and (iii) no Free Writing Prospectus shall be deemed to be prepared by an Underwriter on behalf of the Depositor if such Free Writing Prospectus is not delivered to the Depositor prior to first use in accordance with Section 5(b)(vi) hereof.

Preliminary Term Sheet: A Free Writing Prospectus that contains information described in paragraphs (1) - (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

Static Pool Information: Such information as described in Item 1105 of Regulation AB, whether or not such information is incorporated into the Registration Statement or the Prospectus.

(d)  (i) In the event that any Underwriter or the Depositor becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter or the Depositor shall notify the other parties to this Agreement thereof within one business day after discovery.

(ii) The party responsible for the information to be corrected, if requested by the Depositor or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”).

(iii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Certificates.

(iv) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Certificates has been terminated, and of such purchaser’s rights as a result of termination of such agreement.

(v) The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Certificates on the terms described in the Corrected Free Writing Prospectus.

(e)  Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

SECTION 6.  Conditions to the Underwriters’ Obligation. The several obligations of the Underwriters hereunder to purchase the Underwritten Certificates pursuant to this Agreement are subject to the following conditions as of the Closing Date:

(a)  Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

(b)  Prior to the Closing Date, (i) the Depositor shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

(c)  The Mortgage Loans will be acceptable to the following rating agencies (each, a “Rating Agency”): Fitch Ratings (“Fitch”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. (“S&P”) and Moody’s Investor Service, Inc. (“Moody’s”).

(d)  The Underwriters shall have received the following additional closing documents, in form and substance satisfactory to the Underwriters and their counsel:

(i)	the Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

(ii)
an officer’s certificate of an officer of the Seller and an officer’s certificate of an officer of the Depositor, in each case dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters with resolutions of the applicable board of directors and a copy of the formation documents of the Seller or the Depositor, as applicable;

(iii)	an opinion of in-house counsel to the Seller, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, dated the Closing Date, as to various matters;

(iv)
an opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to various matters;

(v)	an opinion of McKee Nelson LLP, counsel to the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters, as to various matters;

(vi)
such opinions of Thacher Proffitt & Wood LLP, counsel to the Depositor, in forms reasonably satisfactory to the Underwriters, their counsel and each Rating Agency, as to such additional matters not opined to in the opinion delivered pursuant to clause (iv) above as shall be required for the assignment of a rating to each Class of Underwritten Certificates by each Rating Agency (as to each, the “Required Ratings”) as set forth in the Prospectus Supplement;

(vii)	a letter from each Rating Agency that it has assigned the applicable Required Ratings;

(viii)
a letter, dated the Closing Date, from each of Thacher Proffitt & Wood LLP, counsel to the Depositor, and McKee Nelson LLP, counsel to the Underwriters, providing negative assurance with respect to the Preliminary Prospectus as of its date and as of the date hereof and with respect to the Prospectus, as of its date and as of the Closing Date;

(ix)
letters dated on or before the date on which the Preliminary Prospectus is dated and conveyed, in form and substance acceptable to the Underwriters and their counsel and addressed to the Underwriters, prepared by Ernst & Young LLP (a) regarding certain numerical information contained or incorporated by reference in the Preliminary Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans;

(x)
letters dated on or before the date on which the Prospectus is dated and printed, in form and substance acceptable to the Underwriters and their counsel and addressed to the Underwriters, prepared by Ernst & Young LLP (a) regarding certain numerical information contained or incorporated by reference in the Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans;

(xi)	an opinion of counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, their counsel and each Rating Agency; and

(xii)	an officer’s certificate of an officer of the Trustee, dated as of the Closing Date, reasonably satisfactory in form and substance to the Underwriters and their counsel.

(e)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

(f)  The Seller and the Depositor shall have furnished the Underwriters with such other certificates of its officers or others and such other documents or opinions as the Underwriters or their counsel may reasonably request.

(g)  Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York State authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; (iv) a material disruption in settlement or clearing operations shall occur; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event specified in clauses (i) through (v) makes it in the judgment of the Underwriters, impractical to market the Underwritten Certificates.

(h)  There shall not have occurred any development that has caused a material adverse change in the financial condition or business operations of the Seller or the Depositor which adverse change makes it impractical to market the Underwritten Certificates.

(i)  The Interest Rate Swap Agreement and the Swap Administration Agreement shall have been executed and delivered.

(j)  The Depositor will comply with Regulation AB in all respects as it relates to the Depositor.

(k)  The Depositor shall have delivered to the Underwriters (i) a letter from the Depositor’s registered accountants dated as of a date not more than 135 days prior to the date of first use of the Prospectus Supplement, relating to certain agreed upon procedures as requested by the Depositor with respect to the Static Pool Information included in or incorporated by reference into the Prospectus Supplement for securitized assets issued on or after January 1, 2006 and (ii) a letter from the Depositor’s registered accountants dated as of the date of the Prospectus Supplement, addressed to the Underwriters and providing for reliance on the letter described in (i) of this clause (k).

(l)  If any condition specified in this Section 6 shall have not been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7, 8 and 19.

SECTION 7.  Payment of Expenses. The Depositor agrees to pay:

(i)
the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto and any Issuer Free Writing Prospectus; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein and any Issuer Free Writing Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement; (v) any fees charged by securities rating services for rating the Underwritten Certificates; (vi) the cost of accountants’ comfort letters relating to the Preliminary Prospectus and the Prospectus (except as otherwise agreed in a separate letter agreement between the Seller and the Underwriters); (vii) all other costs and expenses incidental to the performance of the obligations of the Depositor and the Seller (including costs and expenses of counsel to the Depositor and the Seller) and (viii) to the extent set forth in the second succeeding paragraph, the costs and expenses of the Underwriters.

The Underwriters shall be solely responsible for any due diligence expenses incurred by them, any transfer taxes on the Underwritten Certificates which they may sell, the expenses of advertising any offering of the Underwritten Certificates made by the Underwriters, the cost of any accountants’ comfort letters relating to any Computational Materials and the costs and expenses of counsel to the Underwriters.

If this Agreement is terminated because of a breach of the Depositor of any covenant or agreement hereunder (other than the failure of the closing condition set forth in Section 6(h) to be met), the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of McKee Nelson LLP, counsel for the Underwriters.

SECTION 8.  Indemnification and Contribution.

(a)  The Depositor indemnifies and holds harmless each Underwriter, each Underwriter’s respective officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)
against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter, its officers, directors or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Underwritten Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any amendment or supplement to any of the foregoing or the Static Pool Information, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents: (x) under the defined term “Modeling Assumptions” under the caption “Yield on the Certificates—Weighted Average Lives,” the table entitled “—Assumed Mortgage Loan Characteristics” and the tables entitled “—Percent of Original Certificate Principal Balance Outstanding” (collectively, the “Excluded Information”); (y) in reliance upon and in conformity with any Underwriters’ Information; or (z) in any Derived Information, except in the case of clause (x) or (z) to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Preliminary Prospectus or the Prospectus for which the Depositor is responsible or concerning the characteristics of the Mortgage Loans furnished by the Seller to the Underwriters for use in the preparation of any Excluded Information or any Free Writing Prospectus; provided, however, that no indemnity shall be provided by either the Depositor or the Seller for any error that was superseded or corrected by delivery to the Underwriters of corrected written or electronic information prior to the first Contract of Sale or for which the Seller or the Depositor provided written notice of such error to the Underwriters prior to the first Contract of Sale and the Underwriters failed to correct such error;

(ii)
against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

(iii)
against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Depositor, each of its directors, each of its officers and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) Derived Information and (ii) the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information of such Underwriter; and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 8; provided, however, that the failure to notify the indemnifying party under this Section 8(c) shall not eliminate the contribution requirement of the indemnifying party under Section 8(d) unless the failure to notify under this Section 8(c) is materially adverse to the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 8, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one Underwriter or any of its controlling persons, by the Representative, if the indemnified parties under this Section 8 consist of more than one Underwriter or their controlling persons, or by the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor’s directors, officers or controlling persons.

Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and Section 8(b), shall use its good faith efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 8(a) or Section 8(b) as applicable) by reason of such settlement or judgment.

Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)  If the indemnification provided for in Section 8(a) or 8(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor or the Seller, and shall survive delivery of any Underwritten Certificates to the Underwriters.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Underwritten Certificates shall fail at the Closing Date to purchase the Underwritten Certificates which it is (or they are) obligated to purchase hereunder (the “Defaulted Certificates”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then

(a)  if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b)  if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section 10, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

SECTION 11.  Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if the events set forth in Section 6(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, Section 8, Section 9, Section 14, Section 16 and Section 19 shall remain in effect.

SECTION 12.  Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)  if to the Underwriters, shall be delivered or sent to the Representative at J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal;

(b)  if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of Argent Securities Inc., 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile (714) 564-9639, Attention: General Counsel; and

(c)  if to the Seller, shall be delivered or sent by mail, telex or facsimile transmission to care of Ameriquest Mortgage Company, 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile (714) 564-9639, Attention: General Counsel.

SECTION 13.  Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Seller and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter’s respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14.  Survival. The respective indemnities, representations, warranties and agreements of the Depositor, the Seller and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Underwritten Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15.  Definition of the Term “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange is open for trading.

SECTION 16.  Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law which shall govern.

The parties hereto hereby submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.  Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 18.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SECTION 19.  Obligations of the Seller. The Seller agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter’s officers and directors and each person controlling such Underwriter within the meaning of the Securities Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Underwritten Certificates from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Sections 8 and 14 (with respect to the survival of indemnities) hereof. In the case of any claim against the Seller by any Underwriter, any officer or director of any Underwriter or any person controlling any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any proceedings against the Depositor.

If the foregoing correctly sets forth the agreement among the Depositor, the Seller and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

Very truly yours,

ARGENT SECURITIES INC.

By:___________________________________
Name:
Title:

AMERIQUEST MORTGAGE COMPANY

By:___________________________________
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES INC.,
as Representative of the several Underwriters

By:__________________________________
Name:
Title:

Underwriters	Principal Amount	Proceeds to the Depositor
J.P. Morgan Securities Inc.
Class A-1	$322,821,900	99.8800%
Class A-2A	$123,390,000	99.8500%
Class A-2B	$57,915,000	99.8500%
Class A-2C	$55,215,000	99.8500%
Class A-2D	$37,386,000	99.8500%
Class M-1	$39,781,800	99.8500%
Class M-2	$33,278,850	99.8500%
Class M-3	$11,857,950	99.8500%
Class M-4	$16,065,900	99.8500%
Class M-5	$11,857,950	99.8500%
Class M-6	$8,797,950	99.8500%
Class M-7	$11,092,950	99.8500%
Class M-8	$6,502,950	99.8500%
Class M-9	$6,120,450	99.8500%
Class M-10	$4,590,000	88.7702%
Citigroup Global Markets Inc.
Class A-1	$322,821,900	99.8800%
Class A-2A	$123,390,000	99.8500%
Class A-2B	$57,915,000	99.8500%
Class A-2C	$55,215,000	99.8500%
Class A-2D	$37,386,000	99.8500%
Class M-1	$39,781,800	99.8500%
Class M-2	$33,278,850	99.8500%
Class M-3	$11,857,950	99.8500%
Class M-4	$16,065,900	99.8500%
Class M-5	$11,857,950	99.8500%
Class M-6	$8,797,950	99.8500%
Class M-7	$11,092,950	99.8500%
Class M-8	$6,502,950	99.8500%
Class M-9	$6,120,450	99.8500%
Class M-10	$4,590,000	88.7702%
Deutsche Bank Securities Inc.
Class A-1	$35,869,100	99.8800%
Class A-2A	$13,710,000	99.8500%
Class A-2B	$6,435,000	99.8500%
Class A-2C	$6,135,000	99.8500%
Class A-2D	$4,154,000	99.8500%
Class M-1	$4,420,200	99.8500%
Class M-2	$3,697,650	99.8500%
Class M-3	$1,317,550	99.8500%
Class M-4	$1,785,100	99.8500%
Class M-5	$1,317,550	99.8500%
Class M-6	$977,550	99.8500%
Class M-7	$1,232,550	99.8500%
Class M-8	$722,550	99.8500%
Class M-9	$680,050	99.8500%
Class M-10	$510,000	88.7702%
UBS Securities LLC
Class A-1	$35,869,100	99.8800%
Class A-2A	$13,710,000	99.8500%
Class A-2B	$6,435,000	99.8500%
Class A-2C	$6,135,000	99.8500%
Class A-2D	$4,154,000	99.8500%
Class M-1	$4,420,200	99.8500%
Class M-2	$3,697,650	99.8500%
Class M-3	$1,317,550	99.8500%
Class M-4	$1,785,100	99.8500%
Class M-5	$1,317,550	99.8500%
Class M-6	$977,550	99.8500%
Class M-7	$1,232,550	99.8500%
Class M-8	$722,550	99.8500%
Class M-9	$680,050	99.8500%
Class M-10	$510,000	88.7702%

EXHIBIT A

Underwriters’ Information

generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Class A and Mezzanine Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Class A and Mezzanine Certificates generally may not be a suitable investment for a REMIC, real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as separate rights of the Class A and Mezzanine Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See “Description of the Securities” and “Federal Income Tax Consequences REMICs” in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the Depositor has agreed to sell, and each of the Underwriters severally has agreed to purchase the portion of the Offered Certificates set forth opposite their respective names. Each Underwriter is obligated to purchase all of its allocated portion of the Offered Certificates, if it purchases any.

Underwriters	Original Certificate Principal Balance of the Class A-1 Certificates ($)	Original Certificate Principal Balance of the Class A-2A Certificates ($)	Original Certificate Principal Balance of the Class A-2B Certificates ($)	Original Certificate Principal Balance of the Class A-2C Certificates ($)	Original Certificate Principal Balance of the Class A-2D Certificates ($)	Original Certificate Principal Balance of the Class M-1 Certificates ($)	Original Certificate Principal Balance of the Class M-2 Certificates ($)
J.P. Morgan Securities Inc.	322,821,900	123,390,000	57,915,000	55,215,000	37,386,000	39,781,800	33,278,850
Citigroup Global Markets Inc.	322,821,900	123,390,000	57,915,000	55,215,000	37,386,000	39,781,800	33,278,850
Deutsche Bank Securities Inc.	35,869,100	13,710,000	6,435,000	6,135,000	4,154,000	4,420,200	3,697,650
UBS Securities LLC	35,869,100	13,710,000	6,435,000	6,135,000	4,154,000	4,420,200	3,697,650

Underwriters	Original Certificate Principal Balance of the Class M-3 Certificates ($)	Original Certificate Principal Balance of the Class M-4 Certificates ($)	Original Certificate Principal Balance of the Class M-5 Certificates ($)	Original Certificate Principal Balance of the Class M-6 Certificates ($)	Original Certificate Principal Balance of the Class M-7 Certificates ($)	Original Certificate Principal Balance of the Class M-8 Certificates ($)	Original Certificate Principal Balance of the Class M-9 Certificates ($)	Original Certificate Principal Balance of the Class M-10 Certificates ($)
J.P. Morgan Securities Inc.	11,857,950	16,065,900	11,857,950	8,797,950	11,092,950	6,502,950	6,120,450	4,590,000
Citigroup Global Markets Inc.	11,857,950	16,065,900	11,857,950	8,797,950	11,092,950	6,502,950	6,120,450	4,590,000
Deutsche Bank Securities Inc.	1,317,550	1,785,100	1,317,550	977,550	1,232,550	722,550	680,050	510,000
UBS Securities LLC	1,317,550	1,785,100	1,317,550	977,550	1,232,550	722,550	680,050	510,000

The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates. The Underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

Class of Certificates	Selling Concession	Reallowance Discount
Class A-1	0.0720%	0.0360%
Class A-2A	0.0900%	0.0450%
Class A-2B	0.0900%	0.0450%
Class A-2C	0.0900%	0.0450%
Class A-2D	0.0900%	0.0450%
Class M-1	0.0900%	0.0450%
Class M-2	0.0900%	0.0450%
Class M-3	0.0900%	0.0450%
Class M-4	0.0900%	0.0450%
Class M-5	0.0900%	0.0450%
Class M-6	0.0900%	0.0450%
Class M-7	0.0900%	0.0450%
Class M-8	0.0900%	0.0450%
Class M-9	0.0900%	0.0450%
Class M-10	0.0900%	0.0450%

Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to each Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor and the Seller will indemnify each Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments an Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There is currently no secondary market for the Class A and Mezzanine Certificates and there can be no assurance that a secondary market for the Class A and Mezzanine Certificates will develop or, if it does develop, that it will continue. Each Underwriter intends to establish a market in the classes of Offered Certificates purchased by it, but no Underwriter has any obligation to do so. The primary source of information available to investors concerning the Class A and Mezzanine Certificates will be the monthly reports made available via the Trustee’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates. There can be no assurance that any additional information regarding the Class A and Mezzanine Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A and Mezzanine Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A and Mezzanine Certificates may adversely affect the liquidity of the Class A and Mezzanine Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Certain legal matters relating to the Class A and Mezzanine Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York and for the Underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the Certificates that the Offered Certificates receive the following ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”; and together with Fitch and Moody’s, the “Rating Agencies”):

Offered Certificates	Fitch	Moody’s	S&P
A-1	AAA	Aaa	AAA
A-2A	AAA	Aaa	AAA
A-2B	AAA	Aaa	AAA
A-2C	AAA	Aaa	AAA
A-2D	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA	Aa2	AA
M-3	AA	Aa3	AA-
M-4	A+	A1	A+
M-5	A	A2	A
M-6	A-	A3	A-
M-7	BBB+	Baa1	BBB+
M-8	BBB	Baa2	BBB
M-9	BBB	Baa3	BBB-
M-10	BBB-	Ba1	BB+

The ratings of the Rating Agencies assigned to asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating